UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported): November 15, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
0-5807	ENTERGY NEW ORLEANS, INC. (a Louisiana corporation) 1600 Perdido Building New Orleans, Louisiana 70112 Telephone (504) 670-3674	72-0273040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation.

As more fully-described in its report on Form 8-K filed on September 28, 2005 and in its report on Form 10-Q for the quarterly period ended September 30, 2005, Entergy New Orleans, as borrower, has entered into the DIP Credit Agreement, a debtor-in-possession credit facility, with Entergy Corporation as lender. On November 15, 2005, Entergy New Orleans borrowed $40 million under the DIP Credit Agreement, and as of that date $100 million was outstanding on the DIP Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy New Orleans, Inc.

By: /s/ Nathan E. Langston
          Nathan E. Langston
          Senior Vice President and
          Chief Accounting Officer

Dated: November 21, 2005